CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249634 on Form S-6 of our report dated November 23, 2020, relating to the financial statement of FT 9019, comprising UBS Yield at a Reasonable Price: Equity Advisory Group 2020, Series 5, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 23, 2020